UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

ICONIC BRANDS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53162	13-4362274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1174 Route 109, Lindenhurst, NY	11757
(Address of Principal Executive Offices)	(Zip Code)

(631) 991-3174
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed on December 18, 2009 in Item 1.01 of the Current Report on Form 8-K filed by Iconic Brands, Inc. (the “Company”), on December 14, 2009 the Company entered into a twelve (12%) percent promissory note (the “Note”) with Double U Master Fund L.P. (the “Holder”) in the principal amount of $100,000. Furthermore, as additional consideration for the Note, the Company agreed to amend the terms of the warrant (the “Warrant”) issued to the Holder on August 19, 2009 to purchase 1,000,000 shares of the Company’s common stock.  The exercise price of the Warrant was changed to one penny ($0.01).

On April 19, 2009, the Company and the Holder entered into a settlement agreement (the “Settlement Agreement”) regarding the abovementioned Note and Pursuant to the terms of the Settlement Agreement, the Holder agreed to exchange the Note for 1,000,000 shares of the Company’s common stock and warrants (the “Warrants”) to purchase an additional 1,000,000 shares of the Company’s common stock from the Company at an exercise price of $0.20 per share for a period of three (3) years from the date of the Settlement Agreement. A copy of the Settlement Agreement is included as Exhibit 10.1and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

Effective April 19, 2010, the Company converted outstanding notes with an aggregate principal value of $455,635 (including the $100,000 Note referred to in Item 1.02 of this Current Report) into a total of 4,556,350 shares of common stock of the Company and warrants to purchases an additional 4,556,350 shares of the Company’s common stock from the Company at an exercise price of $0.20 per share a the period of three (3) years. In addition, to compensate a noteholder for granting the Company an extension on an outstanding notedated March 31, 2010 in the amount of $110,000, the Company issued the noteholder 250,000 shares of the Company’s common stock.

These securities are issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1           Settlement Agreement, dated April 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ICONIC BRANDS, INC.

Date: April 19, 2010	By:	/s/ Richard DeCicco
Richard DeCicco
President, Chief Executive Officer and Director